Exhibit 99.1

Contacts:
Bill Slater	Ellen Brook
Chief Financial Officer	Stapleton Communications Inc.
(408) 428-7801	(650) 470-0200
bslater@symmetricom.com	ellen@stapleton.com

Symmetricom Reports First Quarter FY2006 Results

SAN JOSE, Calif. — Oct. 27, 2005 — Symmetricom, Inc. (NASDAQ:SYMM), a leading worldwide supplier of network synchronization and timing solutions, today reported results for its first quarter ended Sept. 30, 2005.

Fiscal first quarter revenue was $44.3 million, a decrease of $1.1 million, or 2.5 percent, from prior quarter revenue of $45.4 million, and a decrease of $7.7 million, or 14.8 percent, from the year ago quarter revenue of $52.0 million.

Net earnings for the fiscal first quarter were $1.4 million, or $0.03 per share on a fully diluted basis, compared with $5.9 million, or $0.12 per share on a fully diluted basis, in the prior quarter.   Net earnings for the prior quarter included a $2.3 million tax benefit from recognition of deferred tax assets related to the company’s operations in Puerto Rico. The current quarter includes a charge of $0.02 per share, on a fully diluted basis, for expenses incurred following the adoption of FAS123R; this is the first quarter impacted by the new standard. In the same period of the prior year, the company reported net earnings of $4.5 million, or $0.10 per share on a fully diluted basis.

Non-GAAP net earnings for the fiscal first quarter, which excludes certain items related to non-cash compensation, amortization of acquired intangibles, integration and restructuring charges and unusual and non-recurring items, were $3.4 million, or $0.07 per share on a fully diluted basis. This compares with non-GAAP net earnings in the prior quarter of $4.2 million, or $0.09 per share on a fully diluted basis, and prior year non-GAAP net earnings of $5.6 million, or $0.12 per share on a fully diluted basis.

Telecom Solutions Division revenue for the quarter was $29.8 million, a decrease of $0.8 million, or 2.8 percent, from the prior quarter revenue of $30.7 million, and a decrease of $8.3 million, or 21.8 percent, from the year ago quarter revenue of $38.2 million. Timing, Test & Measurement Division revenue for the quarter was $14.4 million, a decrease of $0.3 million, or 2.0 percent from the prior quarter revenue of $14.7 million, and an increase of $0.6 million, or 4.7 percent, from the year ago quarter revenue of $13.8 million.

First Quarter Highlights

•                  Added two independent service providers, one wireless provider and one cable company to the list of companies replacing their existing sync networks

•                  Began limited first office application of next-generation sync equipment at SBC to validate the process for cutting over from legacy equipment to new equipment

•                  Closed the acquisition of the Agilent Frequency and Time Standards product line and remain on track for the manufacturing transition to be completed in the fiscal third quarter

•                  Signed licensing agreements with two leading cable equipment manufacturers for our integrated timing technology

•                  Introduced new precision timing products, including the XLi IEEE 1588 Grandmaster Clock and GPS SyncServer network time server for next-generation networks

Outlook for Q2 FY06

Symmetricom expects second quarter FY06 revenue to be between $45 million and $50 million.  The company expects earnings to be between $0.02 and $0.06 per share.

Investor Conference Call

As previously announced, management will hold a conference call to discuss these results today, October 27 at 1:30 p.m. Pacific Time.  Those wishing to join should dial 773-681-5826, passcode “Symmetricom.”  Please reference the conference leader: Thomas Steipp.  A live webcast of the conference call will also be available via the company’s website at www.symmetricom.com or www.vcall.com.  A replay of the call will be available for one week.  To access the replay, please dial 203-369-1834.

About Symmetricom, Inc.

As a worldwide leader in precise time and frequency products and services, Symmetricom provides “Perfect Timing” to customers around the world, including communications service providers, U.S. Department of Defense (DOD), aerospace contractors, enterprises, governments and research facilities. Since 1985, the company’s timing, frequency and synchronization solutions have helped define the world’s standards, delivering precision, reliability and efficiency to wireless and wireline networks, instrumentation and testing applications and network time management. Deployed in more than 90 countries, products include atomic clocks, cesium and rubidium standards, time synchronization solutions, VME, PCI cards and Global Positioning System (GPS) solutions for instrumentation applications, as well as network time servers for Network Time Protocol (NTP) synchronization.  In 2002, Symmetricom acquired TrueTime and Datum, strengthening its leading position in the world time and frequency markets. Symmetricom is based in San Jose, Calif., with offices worldwide. For more information, visit www.symmetricom.com.

Non-GAAP Information

Certain non-GAAP financial information is included in this press release. In the non-GAAP Statements of Operations, Symmetricom excludes certain items related to non-cash compensation, amortization of acquired intangibles, integration and restructuring charges and unusual and non-recurring items. Symmetricom believes that excluding such items provides investors and management with a representation of the company’s core operating performance and with information useful in assessing our prospects for the future and underlying trends in Symmetricom’s operating performance.  Management uses such non-GAAP information to evaluate financial results and to establish operational goals. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for data prepared in accordance with GAAP.  A reconciliation of the non-GAAP results to the GAAP results is provided in the “Consolidated Statements of Operations (non-GAAP)” schedule provided in the press release.

Safe Harbor

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. These forward-looking statements include statements concerning estimates of future revenue and earnings, as well as the information regarding the usefulness of the non-GAAP financial information.  Symmetricom’s actual results could differ materially from those projected or suggested in these forward-looking statements. Factors that could cause future actual results to differ materially from the results projected in or suggested by such forward-looking statements include: reduced rates of demand for telecommunication products or test and measurement products, our customers’ ability and need to upgrade existing equipment, our ability to negotiate contracts with our customers, our ability to maintain gross margins, timing of orders, cancellation or delay of customer orders, loss of customers, difficulties in manufacturing products to specification or customer volume requirements, challenges in integrating businesses,  customer acceptance of new products,  geopolitical risks such as terrorist acts and the risk factors listed from time to time in Symmetricom’s reports filed with the Securities and Exchange Commission, including the report on Form 10-K for the year ended June 30, 2005.

Note: Financial schedules attached.

SYMMETRICOM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three months ended
	September 30,
	2005	2004

Net revenue	$44,267	$51,958
Cost of products and services	22,635	27,649
Amortization of purchased technology	1,115	991
Integration and restructuring charges	126	—
Gross Profit	20,391	23,318
Gross Margin	46.1%	44.9%
Operating Expenses:
Research and development	4,275	4,129
Selling, general and administrative	14,457	13,179
Amortization of intangibles	168	167
Operating income	1,491	5,843
Interest income	1,555	145
Interest expense	(1,238)	(134)
Earnings before income taxes	1,808	5,854
Income tax provision	435	1,369
Net earnings	$1,373	$4,485

Earnings per share - basic:
Net earnings	$0.03	$0.10

Weighted average shares outstanding - basic	46,168	44,773

Earnings per share - diluted:
Net earnings	$0.03	$0.10

Weighted average shares outstanding - diluted	47,205	46,186

SYMMETRICOM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS  (non-GAAP)

(In thousands, except per share amounts)

(unaudited)

	Three months ended
	September 30,
	2005	2004

Net revenue	$44,267	$51,958
Cost of products and services	22,482	27,623
Gross Profit	21,785	24,335
Gross Margin	49.2%	46.8%
Operating Expenses:
Research and development	4,154	4,129
Selling, general and administrative	13,438	12,887
Amortization of intangibles	70	78
Operating income	4,123	7,241
Interest income	1,555	145
Interest expense	(1,238)	(134)
Earnings before income taxes	4,440	7,252
Income tax provision	1,067	1,696
Net earnings	$3,373	$5,556

Earnings per share - basic:
Net earnings	$0.07	$0.12

Weighted average shares outstanding - basic	46,168	44,773

Earnings per share - diluted:
Net earnings	$0.07	$0.12

Weighted average shares outstanding - diluted	47,205	46,186

Notes to Consolidated Statements of Operations (000’s) Three Months ended September 30

(a)               The above non-GAAP Statements of Operations exclude the effects of the following:

•                  For the three months ended September 30, 2005 the amortization of purchased technology related to the acquisitions of Datum, TrueTime, Telmax, HP Communications Synchronization Business and Agilent Technologies’ Frequency and Timing Standards product line, which amounted to $1,115 (from cost of goods);

•                  For the three months ended September 30, 2004 the amortization of purchased technology related to the acquisitions of Datum, TrueTime, Telmax, and HP Communications Synchronization Business, which amounted to $991 (from cost of goods);

•                  For the three months ended September 30, 2005 stock based compensation expense of $1,293 after adopting FAS123R;

•                  For the three months ended September 30, 2004 stock based compensation expense of $318 prior to adopting FAS123R;

•                  For the three months ended September 30, 2005 integration and restructuring charges related to the acquisition of Agilent Technologies’ Frequency and Timing Standards product line of $126 (from cost of goods);

•                  For the three months ended September 30, 2005 amortization of other intangibles related to the Datum, TrueTime and Agilent Technologies’ Frequency and Timing Standards product line acquisitions of $98 (from operating expenses); and

•                  For the three months ended September 30, 2004 amortization of other intangibles related to the Datum, and TrueTime acquisitions of $89 (from operating expenses).

(b)              The above non-GAAP Statements of Operations assume a quarterly effective income tax rate of 24.0% and 23.4% for the three months ended September 30, 2005 and 2004, respectively.

SYMMETRICOM, INC.

Impact of Non-GAAP Adjustments on Net Earnings

(In thousands, except per share amounts)

(unaudited)

	Three months ended September 30, 2005
	GAAP	Adjustments		Non-GAAP

Net revenue	$44,267	$—		$44,267
Cost of products and services	22,635	(153)	(a)	22,482
Amortization of purchased technology	1,115	(1,115)	(b)	—
Integration and restructuring charges	126	(126)	(c)	—
Gross Profit	20,391	1,394		21,785
Operating Expenses:
Research and development	4,275	(121)	(a)	4,154
Selling, general and administrative	14,457	(1,019)	(a)	13,438
Amortization of intangibles	168	(98)	(b)	70
Operating income	1,491	2,632		4,123
Interest income	1,555	—		1,555
Interest expense	(1,238)	—		(1,238)
Earning before income taxes	1,808	2,632		4,440
Income tax provision	435	632	(d)	1,067
Net earnings, as reported	$1,373	$2,000		$3,373

Earnings per share - basic:
Net Earnings as reported	$0.03	$0.04		$0.07

Weighted average shares outstanding - basic	46,168	46,168		46,168

Earnings per share - diluted:
Net Earnings as reported	$0.03	$0.04	(e)	$0.07

Weighted average shares outstanding - diluted	47,205	47,205		47,205

(a) (1) The adjustment represents FAS123R adoption:
Cost of products and services	$153
Research and development	121
Selling, general and administrative	1,019
Total stock based compensation	$1,293

(2) The after-tax impact of the stock based compensation above is $815 using a 37% tax rate.

(b)    The adjustment represents the amortization of purchased technology related to acquisitions of Datum, TrueTime, Telmax, HP Communications and Synchronization Business, and the Agilent Technologies’ Frequency and Timing Standards product line.

(c)    The adjustment represents integration and restructuring charges related primarily to the Agilent Technologies’ Frequency and Timing Standards product line.

(d)    This adjustment is the tax impact of the above adjustments using the fiscal 2006 quarterly effective tax rate of 24.0%.

(e)    The $0.04 per share adjustment includes $0.02 for the impact of FAS123R.

SYMMETRICOM, INC.

Impact of Non-GAAP Adjustments on Net Earnings

(In thousands, except per share amounts)

(unaudited)

	Three months ended September 30, 2004
	GAAP	Adjustments		Non-GAAP

Net revenue	$51,958	$—		$51,958
Cost of products and services	27,649	(26)	(a)	27,623
Amortization of purchased technology	991	(991)	(b)	—
Gross Profit	23,318	1,017		24,335
Operating Expenses:
Research and development	4,129	—		4,129
Selling, general and administrative	13,179	(292)	(a)	12,887
Amortization of intangibles	167	(89)	(c)	78
Operating income	5,843	1,398		7,241
Interest income	145	—		145
Interest expense	(134)	—		(134)
Earnings before income taxes	5,854	1,398		7,252
Income tax provision	1,369	327	(d)	1,696
Net earnings	$4,485	$1,071		$5,556

Earnings per share - basic:
Net earnings	$0.10	$0.02		$0.12
Weighted average shares outstanding - basic	44,773	44,773		44,773

Earnings per share - diluted:
Net earnings	$0.10	$0.02		$0.12
Weighted average shares outstanding - diluted	46,186	46,186		46,186

(a)                  The adjustment represents the amortization of stock based compensation.

(b)                 The adjustment represents  the amortization of purchased technology related to acquisition of Datum, TrueTime, Telmax and the HP Communications and Synchronization Business.

(c)                  The adjustment represents the  amortization of other intangibles related to acquisition of Datum, TrueTime, Net Monitor and the HP Communications and Synchronization Business.

(d)                 This adjustment is the tax impact of the above adjustments using the fiscal 2005 quarterly effective tax rate of 23.4%.

SYMMETRICOM, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	September 30,	June 30,
	2005	2005

ASSETS
Current assets:
Cash and cash equivalents	$84,114	$105,635
Short-term investments	100,614	89,514
Accounts receivable, net	30,538	29,049
Inventories, net	28,090	26,698
Prepaids and other current assets	10,876	10,827
Total current assets	254,232	261,723
Property, plant and equipment, net	23,642	23,063
Goodwill, net	52,862	49,248
Other intangible assets, net	12,377	10,272
Deferred taxes and other assets	47,785	47,365
Note receivable from employee	500	500
Total assets	$391,398	$392,171

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,471	$12,684
Accrued compensation	9,198	9,062
Accrued warranty	3,608	3,338
Other accrued liabilities	13,408	12,416
Current maturities of long-term obligations	1,153	1,110
Total current liabilities	37,838	38,610
Long-term obligations	126,594	126,967
Deferred income taxes	419	419
Total liabilities	164,851	165,996
Stockholders’ equity:
Common stock	183,493	184,292
Additional paid-in capital	1,152	—
Accumulated other comprehensive income	159	100
Deferred stock-based compensation	(1,413)	—
Retained earnings	43,156	41,783
Total stockholders’ equity	226,547	226,175
Total liabilities and stockholders’ equity	$391,398	$392,171